                                                             Exhibit No. EX-99.j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our report dated  January 23,  2006,  relating to the financial  statements and financial  highlights which appear in the November 30,
2005 Annual Report to Shareholders of The DFA Investment Trust Company, which is also incorporated by reference into this Registration Statement. We also consent to the  references  to us under  the  headings  "Other  Service  Providers"  and
"Financial  Statements"  within the Statement of Additional  Information in such
Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 12, 2006